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                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ]  Definitive Proxy Statement
     [X]  Definitive Additional Materials
     [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              MAGMA POWER COMPANY
               (Name of Registrant as Specified in its Charter)

                        CALIFORNIA ENERGY COMPANY, INC.
                         CE ACQUISITION COMPANY, INC.
                    (Name of Person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
          6(i)(2).
     [X] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:


     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:













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CONTACT:
David L. Sokol, Chairman & CEO
Dale R. Schuster, Vice President
California Energy Company, Inc.
(402) 330-8900
or
Mark H. Harnett
MacKenzie Partners, Inc.
(212 929-5877

FOR IMMEDIATE RELEASE:

LEADING INSTITUTIONAL ADVISORY FIRM RECOMMENDS MAGMA SHAREHOLDERS
          SUPPORT CALIFORNIA ENERGY'S REQUEST TO CALL SPECIAL MEETING

OMAHA, NE, November 9, 1994 -- California Energy Company, Inc. (NYSE, PSE, LSE:CE) ("CECI") announced today that Institutional Shareholders Services, Inc. has published a report recommending that shareholders of Magma Power Company (NASDAQ:MGMA) ("Magma") support California Energy Company's effort to request a Special Meeting. The report stated that "the issues raised by CECI's offer and Magma Power's lack of interest in negotiating with CECI, as well as its adoption of several antitakeover defenses, are ripe for consideration by the company's shareholders."

ISS's report noted that voting in favor of the request does not commit any Magma shareholder to accepting CECI's tender offer. The report concludes that "a vote for the request will preserve and enhance the shareholders' ability to influence the board's action with respect to the offer" and recommends Magma shareholders vote to request the Special Meeting on the green card.

Institutional Shareholders Services, Inc. (ISS), based in Bethesda, Maryland, is a respected and independent advisor to many institutional investors in the areas of proxy voting, corporate governance and other shareholder-related issues.

David L. Sokol, CECI's Chairman and Chief Executive Officer, commented, "We are pleased that ISS, after careful consideration of the issues related to the request solicitation, recommends that shareholders support our position. We strongly urge shareholders to vote without delay so that we can call the Special Meeting and continue our efforts to acquire Magma." Sokol urged shareholders who need materials or assistance in voting to contact CECI's Information Agent, MacKenzie Partners, Inc. at (800) 322-2885, toll-free.

California Energy Company is a leading international developer, owner and operator of geothermal and other environmentally responsible power generation facilities. Its six existing facilities currently produce in excess of 325 MW of power with an additional 300 MW under construction. CECI has neither sought nor obtained permission from ISS to quote from their report.

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